EXHIBIT INDEX

Exhibit (c)(1)     Agreement and Declaration of Unitholders, dated May 13, 1996

Exhibit (c)(2)     Agreement and Declaration of Unitholders, dated May 13, 1996

Exhibit (c)(3)     Agreement and Declaration of Unitholders, dated Nov. 13, 1996

Exhibit (c)(4)     Agreement and Declaration of Unitholders, dated Nov. 13, 1996

Exhibit (d)(1)     Investment Management Services Agreements, dated July 1, 1999

Exhibit (p)(1)     Trustees' Power of Attorney, dated Jan. 14, 1999

Exhibit (p)(2)     Officers' Power of Attorney, dated March 1, 1999